SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE
PROPOSAL TWO
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER
PROPOSAL THREE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
IRIDEX CORPORATION

IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2008
TO THE STOCKHOLDERS:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 11, 2008 at 10:00 a.m., Pacific Daylight Savings Time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:
1.	To elect seven (7) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

2.	To approve the adoption of the 2008 Equity Incentive Plan (Proposal 2);

3.	To ratify the appointment of Burr, Pilger & Mayer LLP as independent registered public accountants of the Company for the fiscal year ending January 3, 2009 (Proposal 3); and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
     Stockholders of record at the close of business on April 15, 2008 shall be entitled to notice of and to vote at the Annual Meeting.
     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card.

By Order of the Board of Directors of IRIDEX
Corporation,

Mountain View, California	Theodore A. Boutacoff
April 28, 2008	President and Chief Executive Officer
YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, June 11, 2008, at 10:00 a.m., Pacific Daylight Savings Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.
     These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended December 29, 2007, including financial statements, were mailed on or about April 28, 2008 to all stockholders entitled to vote at the meeting.
Record Date and Share Ownership
     Stockholders of record at the close of business on April 15, 2008 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 8,824,301 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately sixty six (66) stockholders. At the Record Date 500,000 shares of the Company’s Series A Preferred Stock, par value $0.01 were issued and outstanding. Each share of the Company’s Series A Preferred Stock entitles the holder thereof to the number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holder’s shares of the Series A Preferred Stock to Common; each share of Series A Preferred Stock is convertible into two shares of Common Stock.
Voting
     Each stockholder is entitled to one vote for each share of Common Stock and two votes for each share of Series A Preferred Stock held by such stockholder. Holders of the Company’s Common Stock and Series A Preferred Stock are the only security holders of the Company entitled to vote at the Annual Meeting, and shall vote together as one class on each of the proposals presented in this Proxy Statement. The stockholders may not cumulate votes in the election of directors.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation of Proxies
     The cost of this solicitation will be borne by the Company. The Company has retained the services of The Proxy Advisory Group, LLC (the “Agent”) to perform a search of brokers, bank nominees and other institutional owners and to solicit proxies. The Company estimates that it will pay the Agent a fee of $10,000 for its services and out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.
Quorum; Abstentions; Broker Non-Votes
     Votes cast by a properly submitted proxy card, or voted by telephone or by using the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting or represented by a properly submitted proxy card, or voted by telephone or by using the Internet in order for a quorum to exist. The Inspector will also determine whether or not a quorum is present. Except with respect to the Election of Directors under Proposal One, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders.
     Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the adoption of the 2008 Equity Incentive Plan; (iii) FOR the ratification of Burr, Pilger & Mayer LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 3, 2009; and (iv) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
     Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.
     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf.
Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting
     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All proposals by any stockholder to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than January 1, 2009 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no less than 45 days, nor more than 120 days, prior to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting. However, in the event the date of the 2009 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2008 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than (i) 60 days before the 2009 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.
     If a stockholder intends to submit a proposal at the Company’s 2009 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to January 1, 2009 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2009 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2009.
Stockholder Information
     A copy of the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, including the financial statements and financial schedules thereto. Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.
     If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
     A board of seven (7) directors is to be elected at the Annual Meeting. Drs. Hammond and Garrettson and Messrs. Boutacoff, Donovan, Fitch, Hawkins and Moore are all currently elected members of the Board and are standing for re-election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven (7) nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified.
     Pursuant to provisions of the Securities Purchase Agreement by and between the Company and BlueLine Capital Partners (“BlueLine”), dated August 31, 2007, BlueLine received the right to designate two individuals for appointment to the Company’s Board, one of which was to be designated at BlueLine’s sole discretion and one of which was to be subject to the Company’s approval. Mr. Moore was designated as a director at BlueLine’s sole discretion and Mr. Hawkins was designated by BlueLine with the Company’s approval. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or officer is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.
     The names of, and certain information regarding, the nominees, as of April 15, 2008 are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since
Theodore A. Boutacoff	60	President and Chief Executive Officer, Chairman of the Board of Directors	1989
James L. Donovan	70	Vice President, Corporate Business Development and Director of the Company	1989
Sanford Fitch (1)(2)(3)	67	Director of the Company	2004
Garrett A. Garrettson, Ph.D. (1)(2)(4)	64	Lead Independent Director of the Company	2004
Donald L. Hammond, D.Sc. (1)(4)	80	Director of the Company	1990
James B. Hawkins (1) (2)	52	Director of the Company	2007
William M. Moore (1)(4)	59	Director of the Company	2007

(1)	Board has made affirmative determination that member is independent as defined under the listing standards of the Nasdaq Stock Market.

(2)	Member of the Audit and Corporate Governance Committee.

(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.

(4)	Member of the Compensation and Nominating Committee.

     Theodore A. Boutacoff currently serves as the President, Chief Executive Officer and Chairman of the Company’s Board of Directors. Mr. Boutacoff co-founded the Company and served as its President and Chief Executive Officer from February 1989 to July 2005 and again from October 2007 to the present. Mr. Boutacoff also served as senior principal advisor to the Company’s Chief Executive Officer from July 2005 to October 2007. Mr. Boutacoff has been a member of its Board of Directors since February 1989. Mr. Boutacoff received a B.S. in Civil Engineering from Stanford University.
     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.
     Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director and Audit Committee Chairman of Masimo Corp, a public company that designs, develops, manufacturers and sells medical devices since November 2006. Mr. Fitch also currently serves as a director of Ozone International, Inc., and Paracor Medical, Inc., both privately held technology companies. Mr. Fitch served as a director and Audit Committee Chairman of Foxhollow Technologies, Inc., a public company, that designed, developed, manufactured and sold medical devices, from June 2004 until October 2007. He also served as a director and Audit Committee Chairman of Conceptus Inc., a medical device company, from December 1994 until April 2004. Mr. Fitch served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.
     Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004. Dr. Garrettson is currently President of G.Garrettson Consulting, a management consulting company. From Dec 2005 to January 2008 he was CEO of Fresco Technologies, a privately held digital imaging company. From 2001 until 2004, he was the President and Chief Executive Officer of ClairVoyante, a privately held company that develops and licenses proprietary intellectual property to flat panel display manufacturers. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers for wireless network equipment. He served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation, a developer of contact magnetic recording head disc technology for the data storage industry, from 1993 to 1996. From 1989 to 1993, Dr. Garrettson was the Vice President of Strategic Marketing, Corporate Development and Technology at Seagate Technology, a maker of hard disc drives and storage systems. Dr. Garrettson has also served as the Vice President of the Minneapolis Data Storage Operations at Imprimis Technology, and as a Laboratory Director at Hewlett Packard. Dr. Garrettson has served on boards of seven public companies and numerous private companies. He is currently a director of Catalyst Semiconductor, GSI Group, and Giga-Tronics, all public companies, as well as Purdy Electronics, a private company. Dr. Garrettson has an M.S. in Engineering Physics as well as a Ph.D. in Mechanical Engineering from Stanford University.
     Donald L. Hammond, D.Sc., has served as a director of the Company since 1990. Dr. Hammond has been retired since 1989. From 1966 to 1989, Dr. Hammond was the Director of Hewlett-Packard Laboratories, a computer and instrument company. Dr. Hammond received a B.S., an M.S. and a D.Sc. in Physics from Colorado State University.

     James B. Hawkins joined Natus Medical Incorporated where he currently serves as President, Chief Executive Officer, and Director in April 2004. Natus Medical Incorporated is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive Officer, and a Director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor, from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004.
     William M. Moore currently serves on the board of directors of Natus Medical Inc. a company he co-founded in 1990 and for which he served as its CEO until 1993. Natus Medical Incorporated is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore has served as a consultant to BlueLine Partners, a private equity firm, since February 2004, and currently serves on the board of directors of Urologix, Inc., which develops, manufactures and markets minimally invasive medical products for the treatment of urological disorders. From March 2003 until February 2004, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore served as CEO of Metasensors, Inc., a medical device company, from 1998 to March 2003.
Required Vote
     Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the seven (7) candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes” above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE NOMINEES LISTED ABOVE
Board Meetings and Committees
     The Board held a total of twenty-three (23) meetings during the fiscal year ended December 29, 2007. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served.
     The Board has two standing committees, the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.
     Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee of the Board consisted of Mr. Fitch and Drs. Hammond and Garrettson until October 9, 2007, at which time Dr. Hammond resigned and Mr. Hawkins was appointed to fill the vacancy. The Audit and Corporate Governance Committee held eleven (11) meetings during the last fiscal year. Mr. Fitch is chairman of the Audit and Corporate Governance Committee. From time to time, members of the Company’s executive management team also attend and participate in meetings of the Audit and Corporate Governance Committee. The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit and Corporate Governance Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, reviewing and evaluating the accounting principles being applied to the Company’s financial reports, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board. The Audit and Corporate Governance Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.
     Compensation and Nominating Committee. The Compensation and Nominating Committee of the Board consisted of Mr. Anderson and Drs. Hammond and Garrettson, until September 6, 2007 when Mr. Anderson resigned from the Board. On October 9, 2007 Mr. Moore was appointed to the vacancy created by Mr. Anderson’s resignation. The Compensation and Nominating Committee held four (4) meetings during the last fiscal year. Dr. Garrettson is chairman of the Compensation and Nominating Committee. The Board has determined that each member of the Compensation and Nominating Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. It is the policy of the Compensation and Nominating Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters” below. The Compensation and Nominating Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.
Director Compensation
     Members of the Board (if non-employees) receive $1,500 per Board meeting attended. The Chairman of the Board (if non-employee) receives $2,000 per Board meeting attended. Members of the Audit and Corporate Governance Committee and the Compensation and Nominating Committee receive $1,000 per committee meeting attended, and the Chairman of each of these committees receives $1,500 per committee meeting attended. The Lead Independent Director receives an additional payment of $1,250 per month and an annual stock option grant of 5,000 shares. In addition, directors are also reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.
     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995, approved by the stockholders in January 1996 and expired in October 2005. As of April 15, 2008, options issued under the Director Plan to purchase 60,000 shares remained outstanding and subject to the terms and conditions of such plan. The Director Plan provided for the automatic and nondiscretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock to each non-employee director on the date on which such person first becomes a director (the “First Option”). The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option each quarter and vests over a three-year period. Thereafter, each non-employee director was automatically granted an option to purchase 3,750 shares of Common Stock on July 1st of each year, if on such date he or she had served on the Board for at least six months (the “Subsequent Option”). The Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the option each quarter, commencing one quarter after the First Option and any previously granted Subsequent Option have become fully exercisable. The Director Plan provided that the exercise price of options granted thereunder be equal to the fair market value of the Company’s Common Stock as of the date of grant. Options granted under the Director Plan had a contractual term of ten years. In the event of our merger with or into another corporation, resulting in a change of control, or the sale of substantially all of our assets, each Director Plan options become exercisable in full and shall be exercisable for 30 days after written notice to the holder of the event causing the change in control.

     The 1998 Stock Plan was adopted by the Board in February 1998 and was approved by the stockholders in June 1998. The 1998 Stock Plan, as amended provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock, (iv) restricted stock units, and (v) performance units and performance shares to employees, directors and consultants of the Company. Since the expiration of the Company’s Director Option Plan, equity compensation granted to the Company’s non-employee directors has been granted under the 1998 Stock Plan, and the Company anticipates future awards will be granted under the Company’s 2008 Equity Incentive Plan, if approved by the stockholders at the Annual Meeting. On March 8, 2006, the Board approved a policy to grant nonstatutory stock options to purchase 15,000 shares of the Company’s Common Stock to each non-employee director upon such person first becoming a director, with such option vesting ratably over a thirty-six (36) month period following the date of grant and to grant an additional nonstatutory stock option to purchase 5,000 shares of the Company’s Common Stock to each non-employee director each year thereafter, with such option vesting ratably over a twelve (12) month period following the date of grant. Such options will have an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant.
     On June 29, 2007, Drs. Garrettson and Hammond and Mr. Fitch each received automatic and non-discretionary grants of nonstatutory stock options to purchase 5,000 shares of the Company’s Common Stock under the 1998 Stock Plan as compensation for their services as directors. These stock options were granted with an exercise price of $5.26 per share, are subject to vesting over 12 months, with 1/12th of the shares subject to the option vesting each month following the grant date and have a term of 7 years. In connection with Mr. Moore’s appointment to the Board, he received a non-qualified stock option for the purchase of 15,000 shares of Common Stock, effective as of September 31, 2007 at an exercise price per share equal to the fair market value on that date, which vest and become exercisable over 36 months, with 1/36th of the shares subject to the option vesting each month following the grant date. In connection with Mr. Hawkins’s appointment to the Board, he received a non-qualified stock option for the purchase of 15,000 shares of Common Stock, effective as of October 31, 2007 at an exercise price per share equal to the fair market value on that date, which vest and become exercisable over 36 months, with 1/36th of the shares subject to the option vesting each month following the grant date.
     Compensation for Fiscal 2007
     The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2007. Mr. Boutacoff and Mr. Donovan, who are our employees, do not receive additional compensation for their services as a director.

Non-Employee Directors — Summary Compensation Table — 2007

	Fees Earned or Paid in
	Cash	Option Awards	Total
Name	($)	($) (1) (2)	($)
Sanford Fitch	$42,900	$31,479	$74,379
Garrett Garrettson	$44,690	$33,614	$78,304
Donald L. Hammond	$37,040	$35,474	$72,514
James B. Hawkins (3)	$8,170	$2,145	$10,315
William M. Moore (4)	$12,180	$2,949	$15,129

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), and this may include amounts for awards granted in and prior to 2007. The assumptions used in the valuation of these awards are set forth in the notes of our Annual Report on Form 10-K for the year ended December 29, 2007 and filed with the SEC on April 10, 2008. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

(2)	As of December 31, 2007, the aggregate number of underlying options outstanding for each of our non-employee directors was:

Aggregate Number of Shares
Underlying Outstanding
Name	Options
Sanford Fitch	19,166
Garrett A. Garrettson	19,166
Donald L. Hammond	32,292
James B. Hawkins	1,249
William M. Moore	1,666
(3)	Appointed to the Board as of October 9, 2007.

(4)	Appointed to the Board as of September 6, 2007.
Corporate Governance Matters
     Independence of the Board of Directors. The Board has determined that, with the exception of Mr. Boutacoff, who is the President and Chief Executive Officer of the Company, and Mr. Donovan, who is the Vice President, Corporate Business Development of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.
     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.
     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend. Messrs. Boutacoff, Donovan, Fitch and Dr. Garrettson attended the Company’s 2007 Annual Meeting of Stockholders.

     Process for Recommending Candidates for Election to the Board of Directors. The Compensation and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.
     The Compensation and Nominating Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees, are as follows:
•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Compensation and Nominating Committee may consider appropriate.

•	While the Compensation and Nominating Committee has not established specific minimum qualifications for director candidates, the Compensation and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board of Directors effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit and corporate governance committee members.

•	In evaluating and identifying candidates, the Compensation and Nominating Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any such firm.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Compensation and Nominating Committee will review the qualifications of any such candidate, which review may, in the Compensation and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Compensation and Nominating Committee deems necessary or proper.

•	The Compensation and Nominating Committee will apply these same principles when evaluating Board of Directors candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After such review and consideration, the Compensation and Nominating Committee selects, or recommends that the Board select the slate of director nominees, either at a meeting of the Compensation and Nominating Committee at which a quorum is present or by unanimous written consent of the Compensation and Nominating Committee.

     Code of Business Conduct and Ethics. The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.
     The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

Securities Authorized for Issuance Under Equity Compensation Plans
     As of December 29, 2007, we had three equity compensation plans under which securities are authorized for issuance. These plans are the Amended and Restated 1989 Incentive Stock Plan, 1995 Director Option Plan and 1998 Stock Option Plan, all of which have been approved by our stockholders. The following table summarizes our equity compensation plans as of December 29, 2007:
Securities Authorized for Issuance Under Equity Compensation Plans, 2007

	(a)		(b)	(c)
				Number of securities
				remaining available for
				future issuance under
	Number of securities to be		Weighted-average	equity compensation
	issued upon exercise of		exercise price of	plans (excluding
	outstanding options,		outstanding options,	securities reflected in
Plan category	warrants and rights		warrants and rights	column (a))
Equity compensation plans approved by security holders	1,531,111	(1)	$6.02	337,959	(2)

Equity compensation plans not approved by security holders	328,426	(3)	6.44	0

Total	1,859,537		$6.09	337,959

(1)	Includes 1,367,361 options to purchase shares outstanding under the 1998 Stock Option Plan, 60,000 options to purchase shares outstanding under the 1995 Director Option Plan and 103,750, options to purchase shares outstanding under the Amended and Restated 1989 Incentive Stock Plan. The 1995 Director Option Plan and the Amended and Restated 1989 Incentive Stock Plan have both expired and no further options to purchase shares shall be issued under either plan, although outstanding options under such plans remain subject to the terms and conditions of such plans. Our 2005 Employee Stock Purchase Plan was suspended until further notice in February of 2007 and no shares are outstanding thereunder.

(2)	Includes 337,959 options available for future issuance under the 1998 Stock Plan as of December 29, 2007.

(3)	Consists of four items:

The first item is a Stand-Alone Option granted to Barry G. Caldwell on July 5, 2005, entitling Mr. Caldwell to purchase up to 234,104 shares of the Company’s common stock at an exercise price of $6.07 per share, issued as a stand-alone option, outside of the Company’s existing stock plans, as a material inducement to Mr. Caldwell accepting employment with the Company. Mr. Caldwell left the services of the Company in October of 2007 and as of December 29, 2007 there were 143,426 shares outstanding and exercisable under this option, which will terminate if not exercised by April 16, 2009.

The second item relates to a warrant to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $6.07 per share issued to Paul Gomory on July 5, 2005 pursuant to services rendered under a recruiting contract entered into by and between the Company and Mr. Gomory regarding the recruitment of the Company’s then current Chief Executive Officer. This warrant is exercisable at any time and will terminate if not exercised by July 5, 2008.

The third item is the grant of 235,000 non-qualified stock options to a total of 54 new employees hired in connection with the Company’s acquisition of the aesthetics business of Laserscope to purchase shares of the Company’s Common Stock at an exercise price of $6.17 per share. As of December 29, 2007, 110,000 shares remain outstanding all of which will terminate if not exercised by February 28, 2014.

The fourth item is a stand-alone option granted outside of the Company’s existing stock plans to Deborah Tomasco, the Company’s Vice President of Product Innovation. The option entitles Ms. Tomasco to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $8.26 per share, all of which are outstanding. Ms. Tomasco left the Company on March 7, 2008 and her options will terminate if not exercised by June 5, 2008.

PROPOSAL TWO
APPROVAL OF ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN
     The Board is requesting that our stockholders approve a new equity incentive plan titled the 2008 Equity Incentive Plan (the “Incentive Plan”). The Company’s 1998 Stock Plan, as amended (the “1998 Stock Plan”) expired on February 23, 2008. Our Board has approved the Incentive Plan, subject to approval from the stockholders at the 2008 Annual Meeting. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock and Series A Preferred Stock, voting together as a single class, that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting.
     The Board believes that long-term incentive compensation programs align the interests of management, employees and our stockholders to create long-term stockholder value. The Board believes that plans such as the Incentive Plan increase our ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel. As a result, we are seeking stockholder approval of the Incentive Plan.
     There are no material changes in the Incentive Plan from the 1998 Stock Plan. The Board believes strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company competes. Such awards also are crucial to our ability to motivate our employees to achieve the Company’s goals.
Required Vote
     The approval of the Incentive Plan requires the affirmative vote of a majority of the votes of the holders of Common Stock and Series A Preferred Stock, voting as a single class, cast on the proposal at the Annual Meeting.
Summary of the 2008 Equity Incentive Plan
     The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan, a copy of which is set forth in Appendix A.
     The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of April 15, 2008, approximately 150 of our employees, directors and consultants would be eligible to participate in the Incentive Plan.
     Number of Shares of Common Stock Available Under the Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the Incentive Plan is 300,000 shares plus any shares subject to stock options or similar awards granted under the 1998 Stock Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1998 Stock Plan that are forfeited to the Company on or after the date the 1998 Stock Plan expires. As of December 29, 2007, there were 1,367,361 shares subject to stock options outstanding under the 1998 Stock

Plan. The shares may be authorized, but unissued, or reacquired common stock. As of April 15, 2008, no Awards have been granted under the Incentive Plan.
     Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Incentive Plan share reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the Incentive Plan.
     If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Incentive Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the Incentive Plan. Shares that have actually been issued under the Incentive Plan under any Award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Incentive Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Incentive Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Incentive Plan.
     If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Incentive Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.
     Administration of the Incentive Plan. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to as the “Administrator”), will administer the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the Board acting as the Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan).
     Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Incentive Plan), and to interpret the provisions of the Incentive Plan and outstanding Awards.
     Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 200,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 400,000 shares.
     The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10%

of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.
     The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.
     After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.
     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with the Company.
     Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 150,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 150,000 restricted stock units in connection with his or her initial employment to the Company.

     Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 400,000 shares in connection with his or her initial employment with the Company.
     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.
     Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 150,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 150,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.
     Performance Goals. Awards and other incentives granted under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, revenue, and total stockholder return. The performance goals may differ from participant to participant and from Award to Award.
     Transferability of Awards. Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.
     Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
     Amendment and Termination of the Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate on June 11, 2018, unless the Board terminates it earlier.
Number of Awards Granted to Employees, Consultants, and Directors
     The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 1998 Stock Plan during the last fiscal year, (b) the average per share exercise price of such options.

	Number of Options	Average Per Share
Name of Individual or Group	Granted	Exercise Price
All executive officers, as a group	0	$—
All directors who are not executive officers, as a group	50,000	$4.85
All employees who are not executive officers, as a group	133,600	$5.59
Federal Tax Aspects
     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.
     Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, during each subsequent tax year (until the option is exercised or terminates), the option may be subject to additional annual income and penalty taxes, plus interest charges, on any increase in value of the underlying stock. Finally, certain states, such as California, have adopted similar tax provisions.
     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.
     Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Incentive Plan) are not entirely clear.

     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer (i.e., its principal executive officer) and to each of its three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADOPTION OF THE 2008 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS
Introduction
     The Audit and Corporate Governance Committee has appointed Burr, Pilger & Mayer LLP (“BPM”), independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending January 3, 2009, and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accountants for the fiscal year ending December 29, 2007. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
     Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit and Corporate Governance Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit and Corporate Governance Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit and Corporate Governance Committee will reconsider its selection.
     Resignation of PricewaterhouseCoopers LLP and retention of Burr, Pilger & Mayer LLP as the Company’s Principal Independent Accountants.
     On August 23, 2007, PricewaterhouseCoopers LLP (“PWC”) resigned as the Company’s independent registered public accounting firm, and on October 2, 2007, the Audit Committee approved the appointment of BPM as the Company’s registered independent public accounting firm. During the Company’s two preceding fiscal years ended December 31, 2005 and December 30, 2006 and through October 2, 2007, neither the Company nor anyone acting on behalf of the Company consulted with BPM regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or any other decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
     The Audit Committee did not recommend, nor was it asked to approve PWC’s resignation.
     PWC’s report regarding the Company’s financial statements as of and for the fiscal year ended December 30, 2006, contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern, did not contain any adverse opinion or disclaimer of opinion, and was not further qualified or modified as to uncertainty, audit scope, or accounting principle. PWC’s report regarding the Company’s financial statements as of and for the fiscal year ended December 31, 2005, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.
     During the fiscal years ended December 31, 2005 and December 30, 2006, and through August 23, 2007, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2005 and December 30, 2006, and through August 23, 2007 except as follows:
•	As disclosed in the Item 4T section of the Company’s Form 10-Q for the quarter ended June 30, 2007, along with related matters, the following control deficiencies each constituted a material weakness in the Company’s internal control over financial reporting as of June 30, 2007:
1.	In connection with the acquisition of two foreign subsidiaries, management of the Company determined that these entities lack the necessary internal control and disclosure procedures such that there is more than a remote likelihood that a material misstatement of the Company’s financial statements would not be prevented or detected.

2.	In connection with the annual audit of the Company’s financial statements as of and for the fiscal year ended December 30, 2006, PWC communicated to the management of the Company and to the Audit Committee of the Board of Directors of the Company that the Company failed to maintain adequate period-end review procedures to ensure the completeness and accuracy of certain journal entries impacting general ledger accounts. Management and the Audit Committee concurred with the determination that a material weakness existed. As a result, incorrect entries were recorded to the financial statements that were not identified and corrected by management of the Company in a timely manner.
•	The material weakness related to journal entries described above and to related matters were also disclosed in the Item 4 sections of the Company’s Forms 10-Q for the quarters ended March 31, 2007, September 30, 2006 and July 1, 2006 and in the Item 4 section of the Company’s Form 10-Q/A for the quarter ended April 1, 2006 and in the Item 9A sections of the Company’s Forms 10-K for the year ended December 30, 2006 and for the year ended December 31, 2005.

•	As disclosed in our Current Report on Form 8-K dated August 21, 2006, in August 2006 and in the Item 4 sections of the Company’s Forms 10-Q for the quarters ended September 30, 2006 and July 1, 2006 and in the Item 4 section of the Company’s Form 10-Q/A for the quarter ended April 1, 2006, the Audit Committee initiated an independent review of the facts and circumstances concerning our revenue recognition practices. In the course of this review, errors in revenue recognition were identified from the period beginning in 2003 through the first quarter of 2006. As a result of these errors, the Audit Committee determined that it was necessary to restate our financial results for the quarter ended April 1, 2006 to reflect adjustments to the previously reported financial information. While errors were identified in prior years, we concluded that the errors were not material to the previously issued financial statements. Specifically the material weakness regarding accounting for revenue related to the fact that effective controls were not designed and in place to ensure that all terms and conditions related to revenue agreements, including verbal or written side agreements, non standard terms and multiple element arrangements, were identified to ensure revenue was accurately recorded in accordance with generally accepted accounting principles. Additionally, effective controls were not designed and in place to ensure that sales personnel did not enter in unauthorized side agreements with customers, including rights of return. As a result, restatements of the Company’s financial statements were required for the quarter ended March 31, 2006 related to revenue, cost of goods sold, operating expenses and inventory. Additionally, adjustments to the Company’s financial records for the quarter ended June 30, 2006 related to revenue, cost of goods sold, operating expenses and inventory were required.

     The Company authorized PWC to respond fully to the inquiries of BPM concerning the subject matter of the material weakness disclosed above.
Fees Billed To Company By the Company’s Principal Independent Accounts During The Previous Two Fiscal Years
     The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by its principal independent accountants for the fiscal years ended December 29, 2007 and December 30, 2006.

(in thousands)	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$551	$500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—

All Other Fees (4)	1,212	20

Total	$1,763	$520

(1)	Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings, adoption of FAS 123(R) and assistance with audit committee investigation. The 2007 figure can be broken down as follows: PWC billed $315,000 of the fees and BPM billed $236,000 of the fees.

(2)	This category consists of assurance and related services by the Company’s independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” Neither PWC nor BPM performed any such services for the Company in fiscal years 2007 or 2006.

(3)	Tax Fees consisted of fees billed for tax compliance and sales tax consultation services. Neither PWC nor BPM performed any such services for the Company in fiscal years 2007 or 2006.

(4)	All Other Fees consisted of fees attributable to PWC’s review of the Company’s filings under the Exchange Act, unrelated to its audit of the Company’s financial statements, and fees related to the acquisition of the Laserscope Aesthetics business and the associated carve-out audits for the years ended December 31, 2006, 2005 and 2004. The full amount of the fees billed under this category is attributable to PWC; BPM did not bill any of the fees listed in this category.
Pre-Approval of Audit and Non-Audit Services
     The Audit and Corporate Governance Committee has established a policy governing the Company’s use of its principal independent accountants for non-audit services. Under the policy, management may use its principal independent accountants for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit and Corporate Governance Committee’s approval before such services are rendered.
     The Audit and Corporate Governance Committee has determined that the provision of all fees identified above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” that were billed by the Company’s principal independent accountants is compatible with maintaining the Company’s principal independent accountants’ independence and has approved these non-audit services in accordance with its charter and applicable laws, rules and regulations.

Required Vote
     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Burr, Pilger & Mayer LLP. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BURR, PILGER & MAYER LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2008 by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership - as of March 1, 2008
5% Stockholders, Directors and Officers (1)	Number of Shares (2)	Percent of Total (2)

BlueLine Partners, L.L.C. (3)	2,328,002	23.5%
Aberdeen Asset Management PLC (4)	1,002,522	11.2%
Nationwide Fund Advisors (5)	1,002,521	11.2%
Black River Asset Management LLC (6)	685,300	7.7%
Black River Long/Short Fund Ltd. (7)	571,600	6.4%

Directors (8)
James L. Donovan (9)	118,863	1.3%
Sanford Fitch (10)	35,250	*
Garrett A. Garrettson (11)	21,250	*
Donald L. Hammond (12)	64,063	*
James B. Hawkins (13)	2,916	*
William M. Moore (14)	9,749	*

Named Executive Officers (15)
Theodore A. Boutacoff (16)	309,047	3.4%
Larry Tannenbaum (17)	78,043	*
Donald J. Todd (18)	37,028	*
Barry G. Caldwell (19)	182,603	2.0%

All directors and executive officers as a group (10 persons) (20)	858,812	9.1%

*	Represents less than 1% of the total.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella, Mountain View, CA 94043.

(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 1, 2008, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 8,927,301 shares of common stock outstanding on March 1, 2008.

(3)	Includes shares owned by: BlueLine Capital Partners, L.P., BlueLine Capital Partners II, L.P., BlueLine Capital Partners III, L.P., BlueLine Catalyst Fund VIII, L.P., BlueLine Partners, L.L.C. and BlueLine Partners, L.L.C., together (“BlueLine Partners”). BlueLine Partners is located at 402 Railroad Ave., Suite 201, Danville, CA 94526. Also includes 1,000,000 shares of Common Stock that would be issued upon the exercise of the 500,000 shares of Series A Preferred Stock issued according to the Securities Purchase Agreement, by and between BlueLine and the Company, dated as of August 31, 2007. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on October 25, 2007.

(4)	Aberdeen Asset Management PLC is located at 10 Queens Terrace, Aberdeen, Scotland. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on January 24, 2008.

(5)	Nationwide Fund Advisors is located at 1200 River Road, Suite 1000, Conshohocken, PA 19428. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 15, 2008.

(6)	Black River Asset Management LLC is located 12700 Whitewater Drive, Minnetonka, MN 553443. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 14, 2008.

(7)	Black River Long/Short Fund Ltd. is located at P.O. Box 309GT Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 14, 2008.

(8)	Includes all Directors except those listed below as Named Executive Officers, see footnote 15.

(9)	Includes 36,143 shares subject to options that are exercisable within 60 days of March 1, 2008.

(10)	Includes 21,250 shares subject to options that are exercisable within 60 days of March 1, 2008.

(11)	Includes 21,250 shares subject to options that are exercisable within 60 days of March 1, 2008.

(12)	Includes 35,313 shares subject to options that are exercisable within 60 days of March 1, 2008.

(13)	Includes 2,916 shares subject to options that are exercisable within 60 days of March 1, 2008.

(14)	Includes 3,749 shares subject to options that are exercisable within 60 days of March 1, 2008.

(15)	Includes individuals listed below from the “Executive Officer Summary Compensation Table – 2007” including the Company’s Chief Executive Officer and the former Chief Executive Officer, as well as the Company’s other two most highly compensated executive officers.

(16)	Includes 155,000 shares subject to options that are exercisable within 60 days of March 1, 2008.

(17)	Includes 74,304 shares subject to options that are exercisable within 60 days of March 1, 2008.

(18)	Includes 37,028 shares subject to options that are exercisable within 60 days of March 1, 2008.

(19)	Includes 175,001 shares subject to options that are exercisable within 60 days of March 1, 2008.

(20)	Includes 563,455 shares subject to options that are exercisable within 60 days of March 1, 2008.

EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the Company’s Executive Officers as of April 15, 2008.

Name	Age	Position
Theodore A. Boutacoff	60	President and Chief Executive Officer, Chairman of the Board of Directors
Eduardo Arias	62	Senior Vice President, International Sales and Business Development
James L. Donovan	70	Vice President, Corporate Business Development and Director
James Mackaness	44	Chief Financial Officer
Timothy S. Powers	46	Vice President, Operations
Donald J. Todd	55	Senior Vice President, Marketing and Customer Support
     Theodore A. Boutacoff currently serves as the President, Chief Executive Officer and Chairman of the Company’s Board of Directors. Mr. Boutacoff co-founded the Company and served as its President and Chief Executive Officer from February 1989 to July 2005 and again from October 2007 to the present. Mr. Boutacoff also served as senior principal advisor to the Company’s Chief Executive Officer from July 2005 to October 2007. He has been a member of its Board of Directors since February 1989. Mr. Boutacoff received a B.S. in Civil Engineering from Stanford University.
     Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.
     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.
     James Mackaness joined the Company in January 2008 as Chief Financial Officer. Prior to his appointment with the Company, from September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer, Vice President of Finance and Assistant Secretary of NextHop Technologies, Inc., a networking wireless technology company. Prior to September 2001, Mr. Mackaness served as a Senior Manager of Business Development at Cisco Systems, Inc.; as Vice President, Finance, Chief Financial Officer, and Secretary of InfoGear Technology Corporation; and as Assistant Controller at Electroglas, Inc. Mr. Mackaness commenced his career with Ernst & Young LLP where he spent seven years and advanced to the position of audit manager. Mr. Mackaness is a director of NextHop Technologies Private Ltd. a wholly owned Indian Subsidiary of NextHop Technologies Inc. Mr. Mackaness received his B.A. in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.

     Timothy S. Powers joined the Company in July 1997 as our Vice President of Operations and has continued to serve in that capacity to the present. Mr. Powers received a B.S. in Industrial Technology and an M.M.S. in Manufacturing Engineering, both from the University of Lowell.
     Donald J. Todd joined the Company in October 2005 as Vice President of Marketing and in 2007 was promoted to Senior Vice President of Marketing and Customer Support. Prior to joining the Company, from 2004-2005, Mr. Todd served as Vice President, Sales and Marketing for Sorin Group North America, a worldwide leader in the open heart surgical product market. From 2001-2003, Mr. Todd served as Executive Vice President for Venetec International, a world leader in catheter securement technology. Prior to Venetec, Mr. Todd spent 12 years at Terumo Medical Corporation, a Japanese-owned company that manufacturers a wide variety of medical devices. From 1989-1993, Mr. Todd was the Director of Marketing and Equipment Development at Iolab Corporation, a division of Johnson & Johnson. Mr. Todd began his medical technology sales and marketing career at CooperVision/Alcon, a leader in the ophthalmic surgical product market. Mr. Todd holds a BA in Business Administration from Colorado State University and is a member of the Medical Marketing Association.

Summary Compensation
     The following table shows, with respect to the Company’s Chief Executive Officer, former Chief Executive Officer and each of the Company’s other two most highly compensated executive officers earning more than $100,000 in salary and bonus (the “Named Executive Officers”), information concerning compensation awarded to, earned by or paid for their services to the Company in all capacities during 2007. The entries under the column heading “All Other Compensation” in the table include the cost of 401(k) matching contributions for each Named Executive Officer, except as otherwise noted.
Executive Officer Summary Compensation Table – 2007

				Option	All Other
				Grants ($)	Compensation
	Year	Salary($)	Bonus($)	(4)	($) (5)	Total ($)
Theodore A. Boutacoff (1)	2007	$241,831	$804	$110,031	$2,000	$354,667
President and Chief	2006	$240,000	$0	$167,626	$1,000	$408,626
Executive Officer Chairman of the Board

Larry Tannenbaum (2)	2007	$211,708	$804	$17,477	$2,000	$233,100
Chief Business Officer,	2006	$217,115	$14,919	$23,931	$1,000	$256,965
and Senior Vice President, Finance and Administration

Donald J. Todd	2007	$208,246	$804	$90,861	$2,000	$301,911
Senior Vice President,	2006	$205,692	$3,750	$151,076	$125,730	$486,248
Marketing and Customer Support

Barry G. Caldwell (3)	2007	$257,742	$804	$290,342	$54,864	$603,752
Former President and Chief	2006	$300,000	$0	$513,135	$50,927	$864,062
Executive Officer

(1)	Mr. Boutacoff served as Senior Principal Advisor to the Chief Executive Officer throughout 2006 and until October 2007. Mr. Boutacoff assumed the position of the Company’s Chief Executive Officer in October 2007 after Mr. Caldwell resigned.

(2)	Mr. Tannenbaum resigned as the Company’s Chief Business Officer and Senior Vice President, Finance and Administration and left the Company in January 2008.

(3)	Mr. Caldwell resigned as the Company’s Chief Executive Officer and left the Company in October 2007.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2006 and 2007, in accordance with FAS 123(R), and thus may include amounts for awards granted in and prior to 2006 and 2007. The assumptions used in the valuation of these awards are set forth in the notes of our Annual Reports on Form 10-K for the years ended December 30, 2006 and December 29, 2007 and filed with the SEC on March 30, 2007 and April 10, 2008 respectively. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	In 2007 Mr. Caldwell received a relocation gross up of $7,806, COBRA payments of $5,059 and consulting fees of $40,000; in 2006 Mr. Caldwell received a relocation gross up of $49,927.

In 2006 Mr. Todd received a relocation gross up of $124,730.

Stock Option Grants and Exercises During Last Fiscal Year
     None of the Company’s Named Executive Officers received any equity grants from the Company in 2007.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
     The following table shows, as to the Named Executive Officers, the number of options exercisable and unexercisable at December 29, 2007.
Outstanding Equity Awards – 2007

				Option
		Number of Securities		Exercise	Option
		Underlying Unexercised Options		Price	Expiration
		(#)		(3)	(4)
Name	Grant Date	Exercisable	Unexercisable	($)	Date
Theodore A. Boutacoff (1)	2/23/1998	4,500	0	$8.88	2/23/2008
	2/23/1998	5,500	0	$8.88	2/23/2008
	1/30/1998	10,000	0	$7.63	1/30/2008
	12/7/1998	20,000	0	$4.00	12/7/2008
	11/11/2003	18,552	0	$5.39	11/11/2013
	11/11/2003	41,448	0	$5.39	11/11/2013
	4/28/2005	31,686	0	$5.56	4/28/2015
	4/28/2005	34,981	8,333	$5.56	4/28/2015

Larry Tannenbaum (1)	5/19/2003	60,000	0	$3.30	5/19/2013
	3/31/2005	10,621	4,379	$5.08	3/31/2015
	9/7/2006	3,183	5,817	$7.84	9/7/2013

Donald J. Todd (1)	10/14/2005	24,420	22,627	$8.19	10/14/2015
	10/14/2005	2,663	290	$8.19	10/14/2015
	9/7/2006	0	3,280	$7.84	9/7/2013
	9/7/2006	2,339	1,881	$7.84	9/7/2013

Barry G. Caldwell (2)	7/5/2005	31,575	0	$6.07	7/5/2010
	7/5/2005	143,426	0	$6.07	7/5/2010

(1)	The options granted to Messrs. Boutacoff, Tannenbaum and Todd vest at the rate of 1/48th of the shares subject to the option each month following the date of grant, except the 47,047 shares granted to Mr. Todd on October 14, 2005 which vests over a four year period at a rate of 1/4th of the total shares subject to the option vesting on October 14, 2006 and then 1/48th of the total number of shares subject to the option vesting each full month thereafter.

(2)	The options granted to Mr. Caldwell were modified pursuant to his Separation Agreement with the Company, dated October 17, 2007 whereby Mr. Caldwell’s vested options terminate on April 16, 2009.

(3)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq Global Market on the date of grant.

(4)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

2007 Option Exercises
     The following table presents information concerning each exercise of stock options during fiscal 2007 for each of the named executive officers. No shares were acquired upon vesting of stock awards during fiscal 2007 for any of the named executive officers.
2007 Option Exercises

		Option Awards
		Number of	Value
		Shares	Realized
		Acquired on	on
		Exercise	Exercise
Name	Date	(#)	($) (1)
Theodore A. Boutocoff	4/2/2007	1,000	$3,200
	4/3/2007	2,500	$4,000
	4/4/2007	1,500	$1,875
	4/5/2007	2,500	$2,125
	4/9/2007	7,500	$8,400

Total		15,000	$19,600

(1)	Reflects the difference between the Market Price on the date of exercise and the Exercise Price.
Employment Agreements
     Executive Transition Agreement between the Company and Theodore A. Boutacoff
     On April 28, 2005 (the “Effective Date”), the Company entered into an Executive Transition Agreement (the “Transition Agreement”) with Theodore A. Boutacoff, the Company’s President and Chief Executive Officer. Pursuant to the terms of the Transition Agreement, Mr. Boutacoff, upon resignation as President and Chief Executive Officer of the Company, agreed to transition into the position of senior principal advisor to the new Chief Executive Officer. As senior principal advisor to the Chief Executive Officer, Mr. Boutacoff continues to receive salary and benefits equivalent to the salary and benefits he received as of April 2005 for three years, until July 5, 2008. In addition, Mr. Boutacoff received an option to purchase 75,000 shares of the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan. In the event that Mr. Boutacoff’s employment is terminated by the Company without his consent or other than for cause, or Mr. Boutacoff voluntarily terminates his employment for good reason, Mr. Boutacoff will receive:
•	Severance pay equal to his base salary rate, as then in effect, had he continued in his employment with the Company through the date occurring three years from the date a new Chief Executive Officer commenced employment, or July 5, 2008 (such period is referred to as the “Severance Payment Period”);

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Severance Payment Period; and

•	Acceleration in full of his options to purchase shares of Company common stock then outstanding on the date of such termination and release in full of any of his shares of Company Common Stock subject to a Company repurchase right.

     In the event that Mr. Boutacoff is terminated for cause or voluntarily terminates his employment other than for good reason, Mr. Boutacoff will (i) receive earned but unpaid base salary through the date of termination and (ii) receive accrued vacation, expense reimbursements and other benefits due through the date of termination.
     The Transition Agreement terminates on July 5, 2008.
     Separation Agreement between the Company and Barry G. Caldwell
     On October 19, 2007, the Company and Barry G. Caldwell entered into a Separation Agreement and Release (the “Caldwell Separation Agreement”) pursuant to Mr. Caldwell’s resignation. The Caldwell Separation Agreement effectively terminates the Change of Control and Severance Agreement between Mr. Caldwell and the Company dated July 5, 2005. The Caldwell Separation Agreement releases the Company from all claims relating to or arising from Mr. Caldwell’s employment relationship with the Company and the termination of such relationship. The Caldwell Separation Agreement extends the exercise period during which Mr. Caldwell can exercise his vested stock options until April 16, 2009, eighteen months from the date of the Separation Agreement.
     Separation Agreement between the Company and Larry Tannenbaum
     On January 22, 2008, the Company and Larry Tannenbaum entered into a Separation Agreement and Release (the “Tannenbaum Separation Agreement”) which effectively terminated the Amended and Restated Severance and Change of Control Agreement between Mr. Tannenbaum and the Company dated April 29, 2005. The Tannenbaum Separation Agreement releases the Company from any and all claims relating to or arising from Mr. Tannenbaum’s employment relationship with the Company and the termination of such relationship, and extends the exercise period during which Mr. Tannenbaum can exercise his vested stock options until eighteen months from his termination.
Other Employee Benefit Plans
     401(k) Plan
     The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company matches 50% of the employee’s contribution up to a maximum amount. The maximum Company match was $1,000 per employee in fiscal year 2006 and $2,000 per employee in fiscal year 2007. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.
     2005 Employee Stock Purchase Plan
     The Company’s 2005 Employee Stock Purchase Plan permits employees, including the Company’s officers, who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. Payroll deductions may not exceed 10% of an employee’s compensation. Notwithstanding the foregoing, no employee is eligible to purchase more than $25,000 worth or more than 2,000 shares of Common Stock annually. The 2005 Employee Stock Purchase Plan provides for two offering periods during each fiscal year, each having a duration of six months. In February of 2007 the Board suspended the 2005 Employee Stock Purchase Plan until further notice.

     2006 Incentive Plan
     The Company’s 2006 Incentive Plan (the “2006 Incentive Plan”) provides for the payment of cash bonuses to the Company’s employees, including the Company’s officers, upon the Company’s achievement of a targeted operating income amount, excluding funds to be set aside for inclusion in the 2006 Incentive Plan (the “Targeted Operating Income”). The 2006 Incentive Plan consists of a profit sharing component in which substantially all of the Registrant’s employees, with certain exceptions, are eligible to participate and a management bonus program component in which executive officers, director level employees and other managers are eligible to participate.
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
General
     For the fiscal year ended December 29, 2007, the Compensation and Nominating Committee of the Board of Directors established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. The Compensation and Nominating Committee is comprised of three independent, non-employee members of the Board of Directors, none of whom has interlocking relationships as defined by the Commission. The Compensation and Nominating Committee has available to it such external compensation advice and data as the Compensation and Nominating Committee deems appropriate to obtain.
     The compensation philosophy of the Compensation and Nominating Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Compensation and Nominating Committee follows a compensation strategy that has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Compensation and Nominating Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation and Nominating Committee reaches its decisions with a view towards the Company’s overall financial performance. The Compensation and Nominating Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.
Committee Charter
     The Compensation and Nominating Committee adopted its written charter in April 2004. A copy of the Compensation and Nominating Committee charter, including any updates thereto, is available at our website at www.iridex.com.
Executive Officer Compensation
     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

     Base Salary. Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.
     Incentive Bonuses. The Compensation and Nominating Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Company had an incentive bonus plan for executive officers in fiscal 2007, although no incentive bonuses were paid because performance goals were not achieved. The Company has discussed an incentive bonus plan for 2008, but requires final Board approval before going into effect.
     Stock Option Grants. Stock options or other stock grants are granted to executive officers and other employees under the Company’s option plans. These stock option or other stock grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.
CEO Compensation
     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. The Chief Executive Officer’s base salary was not increased in 2007. Mr. Boutacoff assumed the responsibilities of Chief Executive Officer in October 2007 at the same base salary he received as Chief Executive Officer in July 2005.
COMPENSATION AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
Donald L. Hammond, D.Sc.
Garrett A. Garrettson, Ph.D.
William M. Moore
REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
General
     For the fiscal year ended December 29, 2007, the Audit and Corporate Governance Committee of the Board of Directors oversaw the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and assisted the Board with the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls. For the fiscal year ended December 29, 2007, the Audit and Corporate Governance Committee was comprised of the directors named below.

Committee and Charter
     On April 5, 2004, the Board established the Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee adopted its written charter in April 2004. A copy of the Audit and Corporate Governance Committee charter, including any updates thereto, is available on our website at www.iridex.com.
     The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the SEC.
Review with Management
     The Audit and Corporate Governance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 29, 2007 and the notes thereto, with management, which has primary responsibility for the financial statements. Burr, Pilger & Mayer LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
Review and Discussions with Independent Registered Public Accounting Firm
     The Audit and Corporate Governance Committee discussed with Burr, Pilger & Mayer LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.
     The Audit and Corporate Governance Committee also received written disclosures and the letter from Burr, Pilger & Mayer LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the auditors’ independence from us and our related entities and has discussed with Burr, Pilger & Mayer LLP that firm’s independence from us. The Audit and Corporate Governance Committee also concluded that Burr, Pilger & Mayer LLP’s provision of non-audit services, as described previously, to the Company is compatible with Burr, Pilger & Mayer LLP’s independence.
Conclusion
     Based on the review and discussions referred to above, the Audit and Corporate Governance Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Commission.
AUDIT AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
Sanford Fitch
Garrett A. Garrettson
James B. Hawkins

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On August 31, 2007, the Company entered into a Securities Purchase Agreement with BlueLine pursuant to which it sold to BlueLine units, (the “Units”), consisting of one share of the Company’s Series A Preferred Stock and one warrant to purchase 1.2 shares of the Company’s Common Stock. In connection with this transaction the Company issued an aggregate of 500,000 Units at $10.00 per Unit, resulting in the issuance of 500,000 shares of Series A Preferred Stock, convertible into 1 million shares of Common Stock pursuant to the provisions of the Certificate of Designation filed by the Company in connection with the sale, and warrants (the “Warrants”) to purchase an aggregate of 600,000 shares Common Stock at an exercise price of $0.01 per share. The Warrants were exercisable after August 31, 2007 and were exercised prior to their expiration on December 31, 2007. Pursuant to the Securities Purchase Agreement, BlueLine has the right to designate two individuals for appointment to the Company’s Board of Directors, one of which is at BlueLine’s discretion and the second of which is subject to the Company’s reasonable approval.
     The Company also entered into an Investor Rights Agreement with BlueLine, pursuant to which the Company has agreed to grant BlueLine certain registration rights, including the right to request that the Company file a Form S-3 registration statement within 90 days of becoming eligible to file a Form S-3 registration statement and the right to request the Company file a Form S-1 registration statement any time after February 29, 2008.
     This financing was completed through a private placement to accredited investors and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the shares of the Series A Preferred Stock together with the shares of the Common Stock issuable upon the conversion of the Series A Preferred Stock and the Warrants together with the shares of the Common Stock issuable upon the exercise of the Warrants have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.
     Other than the transaction with BlueLine described above, since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company is aware of the following late Section 16(a) filing: Eduardo Arias filed a late Form 5 in March 2008 reporting one transaction in April 2007. The Company believes that all other reports required to be filed under Section 16(a) have been filed on a timely basis during the Company’s 2007 fiscal year.

OTHER MATTERS
     The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
Dated: April 28, 2008

APPENDIX A
IRIDEX CORPORATION
2008 EQUITY INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.
     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
     2. Definitions. As used herein, the following definitions will apply:
          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
          (c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
          (e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Cash Position” means as to any Performance Period, the Company’s level of cash, cash equivalents, available-for-sales securities, and the long term portion of available-for-sales securities.
          (h) “Change in Control” means the occurrence of any of the following events:
               (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
               (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
               (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
          (i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
          (j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
          (k) “Common Stock” means the common stock of the Company.
          (l) “Company” means IRIDEX Corporation a Delaware corporation, or any successor thereto.
          (m) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.
          (n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
          (o) “Director” means a member of the Board.

          (p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
          (q) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.
          (r) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
          (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.
          (u) “Fiscal Year” means the fiscal year of the Company.
          (v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (w) Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator (in its discretion).
          (x) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.
          (y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
          (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (aa) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.
          (bb) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items or non-operating or non-cash related expenses.
          (cc) “Option” means a stock option granted pursuant to Section 6 of the Plan.

          (dd) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (ee) “Participant” means the holder of an outstanding Award.
          (ff) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.
          (gg) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.
          (hh) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
          (ii) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
          (jj) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
          (kk) “Plan” means this 2008 Equity Incentive Plan.
          (ll) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
          (mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (nn) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by average net Company or business unit, as applicable, assets.
          (oo) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.
          (pp) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by the Company’s or the business unit’s, as applicable, revenue.
          (qq) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.
          (rr) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (ss) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (tt) “Service Provider” means an Employee, Director, or Consultant.

          (uu) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
          (vv) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
          (ww) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
          (xx) “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
     3. Stock Subject to the Plan.
          (a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 300,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company on or after the date the 1998 Plan expires, with the maximum number of Shares to be added to the Plan from the 1998 Plan to be no more than 1,367,361 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) Full Value Awards. Any Shares subject to Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two (2) Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two (2) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two (2) Shares.
          (c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
               (iv) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
               (v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
               (vi) to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price;
               (vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
               (ix) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.
     5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.
     6. Stock Options.
          (a) Limitations.
               (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
               (ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 400,000 Shares.
          (b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
          (c) Option Exercise Price and Consideration.
               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
               (iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.
          (d) Exercise of Option.
               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
               An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the

Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
               (v) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
     7. Stock Appreciation Rights.
          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 400,000 Shares.
          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
     8. Restricted Stock.
          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
          (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
          (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
          (i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     9. Restricted Stock Units.
          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.
          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

          (f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     10. Performance Units and Performance Shares.
          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 150,000 Performance Shares.
          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. After the grant of Performance Units/Shares, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Awards.
          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

          (g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     11. Performance-Based Compensation Under Code Section 162(m).
          (a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.
          (b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) Cash Position, (ii) Earnings Per Share, (iii) Individual Objectives, (iv) Net Income, (v) Operating Cash Flow, (vi) Operating Income, (vii) Return on Assets, (viii) Return on Equity, (ix) Return on Sales, (x) Revenue, and (xi) Total Stockholder Return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
          (c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.
          (d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
     12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
     13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
     14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
          (c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.
          In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
          Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
     15. Tax Withholding
          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
     18. Effective Date and Term of Plan. The Plan will become effective upon the date the stockholders of the Company approve the Plan. The Company will obtain such stockholder approval in the manner and to the degree required under Applicable Laws. It will continue in effect for a term of ten (10) years from the date of stockholder approval, unless terminated earlier under Section 19 of the Plan.
     19. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     20. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, or attending the Annual Meeting and voting your shares in person, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2008.

Vote by Internet · Log on to the Internet and go to www.investorvote.com/IRIX · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU ARE NOT VOTING VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Theodore A. Boutacoff	☐	☐	02 - James L. Donovan	☐	☐	03 - Donald L. Hammond	☐	☐

	04 - Garrett A. Garrettson	☐	☐	05 - James B. Hawkins	☐	☐	06 - Sanford Fitch	☐	☐

	07 - William M. Moore	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to approve the adoption of the 2008 Equity Incentive Plan.	☐	☐	☐	3.	Proposal to ratify the appointment of Burr, Pilger & Mayer LLP as independent registered public accounting firm for fiscal year ending January 3, 2009.	☐	☐	☐

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

+

▼IF YOU ARE NOT VOTING VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Iridex Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2008 ANNUAL MEETING OF STOCKHOLDERS
June 11, 2008
The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2008, and hereby appoints Theodore A. Boutacoff and James H. Mackaness, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of IRIDEX to be held on June 11, 2008, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of IRIDEX located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the adoption of the 2008 Equity Incentive Plan, FOR ratification of the appointment of the Company’s independent registered public accounting firm, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2, and 3.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE